CERTIFICATION
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

David K. Downes, President/Principal Executive Officer, and Joseph H. Hastings, Treasurer/Principal Financial Officer, of The Community Reinvestment Act Qualified Investment Fund (the "Registrant"), each certifies to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2010 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David K. Downes
David K. Downes
President/Principal Executive Officer

Date: February 10, 2011

/s/ Joseph H. Hastings
Joseph H. Hastings
Treasurer/ Principal Financial Officer

Date: February 10, 2011

This certification is being furnished to the Securities and Exchange Commission pursuant to rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.